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                                                                    EXHIBIT 99.1

                            CONSENT OF MERRILL LYNCH

     We hereby consent to the use of our opinion letter dated June 20, 2002 to the Board of Directors of Petroleum Geo-Services ASA included as Annex B to the Offer to Exchange/Prospectus and as Annex B to the Proxy Statement/Prospectus each of which forms a part of the Registration Statement on Form S-4 of VGS Inc. relating to the proposed transactions contemplated by such opinion and to the references to such opinion in such Offer to Exchange/Prospectus and Proxy Statement/Prospectus under the captions "Summary -- Merrill Lynch Fairness Opinion" and "The Combination -- Merrill Lynch Fairness Opinion." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                                       By: /s/ ROBERT A. PACHA
                                          ----------------------------------
                                          Robert A. Pacha

June 27, 2002